Exhibit 99.1

FOR IMMEDIATE RELEASE

Centennial Resource Development, Inc. Announces Settlement of Offers to Exchange Any and All Outstanding 5.375% Senior Notes due 2026 and 6.875% Senior Notes due 2027

DENVER, May 22, 2020 (GLOBE NEWSWIRE) - Centennial Resource Development, Inc. (the “Company” or “Centennial”) (NASDAQ: CDEV) announced the final settlement of the previously announced exchange offers (the “Exchange Offers”) of its operating subsidiary, Centennial Resource Production, LLC (“CRP”), whereby CRP offered to all eligible holders to exchange any and all of their outstanding 5.375% Senior Notes due 2026 (the “Old 2026 Notes”) and 6.875% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2026 Notes, the “Old Notes”) for up to $250 million aggregate principal amount of New 8.00% Second Lien Senior Secured Notes due 2025 (the “Second Lien Notes”) and up to $200 million aggregate principal amount of newly issued 8.00% Third Lien Senior Secured Notes due 2027 (the “Third Lien Notes”).

On May 22, 2020 (the “Settlement Date”), CRP accepted tenders from holders of $110,552,000 aggregate principal amount of Old 2026 Notes and $143,649,000 aggregate principal amount of the Old 2027 Notes for aggregate consideration consisting of $127,073,000 aggregate principal amount of Second Lien Notes. Since the aggregate principal amount of issued Second Lien Notes did not exceed the maximum second lien exchange amount of $250 million, CRP did not issue any Third Lien Notes. Following the settlement of the Exchange Offers, $645,799,000 aggregate principal amount of the Old Notes remain outstanding.

The Second Lien Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The Second Lien Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers were not made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Centennial Resource Development, Inc.

Centennial is an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through CRP, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

The Company cautions you that these forward-looking statements are subject to a variety of risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Important information about issues that could cause actual results and plans to differ materially from those expressed in any forward-looking statements can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contact:

Hays Mabry

Director, Investor Relations

(832) 240-3265

ir@cdevinc.com